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PROVIDIAN FINANCIAL CORP.
Select Financial Data

                                                                   Q1             Year Ended December 31
                                                               -----------------------------------------------------
        (dollars in thousands)                                   1998     1997     1996     1995     1994     1993
                                                               -------- -------- -------- -------- -------- --------

a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                               92,815  311,300  257,251  214,863  175,203  136,643
        Fixed charges                                            56,177  187,843  192,536  160,183  103,926  108,546
                                                               -------- -------- -------- -------- -------- --------
     Earnings, for computation purposes                         148,992  499,143  449,787  375,046  279,129  245,189
                                                               ======== ======== ======== ======== ======== ========
     FIXED CHARGES:
        Interest on borrowings                                    8,603   18,858   49,208   52,732   39,739   52,918
        Interest on deposits                                     46,153  164,252  140,361  105,151   61,920   54,028
        Portion of rents representative of the interest factor    1,421    4,733    2,967    2,300    2,267    1,600
                                                               -------- -------- -------- -------- -------- --------
     Fixed charges, including interest on deposits,
        for computation purposes                                 56,177  187,843  192,536  160,183  103,926  108,546
                                                               ======== ======== ======== ======== ======== ========
     Ratio of earnings to fixed charges, including
        interest on deposits                                       2.65     2.66     2.34     2.34     2.69     2.26

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                               92,815  311,300  257,251  214,863  175,203  136,643
        Fixed charges                                            10,024   23,591   52,175   55,032   42,006   54,518
                                                               -------- -------- -------- -------- -------- --------

     Earnings, for computation purposes                         102,839  334,891  309,426  269,895  217,209  191,161
                                                               ======== ======== ======== ======== ======== ========

     FIXED CHARGES:
        Interest on borrowings                                    8,603   18,858   49,208   52,732   39,739   52,918
        Portion of rents representative of the interest factor    1,421    4,733    2,967    2,300    2,267    1,600
                                                               -------- -------- -------- -------- -------- --------

     Fixed charges, excluding interest on deposits,
        for computation purposes                                 10,024   23,591   52,175   55,032   42,006   54,518
                                                               ======== ======== ======== ======== ======== ========

     Ratio of earnings to fixed charges, excluding
        interest on deposits                                      10.26    14.20     5.93     4.90     5.17     3.51

b. Ratio of Earnings to Combined Fixed Charges and Preferred
   Stock Dividend Requirements
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                               92,815  311,300  257,251  214,863  175,203  136,643
        Fixed charges                                            56,177  187,843  192,536  160,183  103,926  108,546
                                                               -------- -------- -------- -------- -------- --------

     Earnings, for computation purposes                         148,992  499,143  449,787  375,046  279,129  245,189
                                                               ======== ======== ======== ======== ======== ========

     FIXED CHARGES AND PREFERRED STOCK
        DIVIDEND REQUIREMENTS
        Interest on borrowings                                    8,603   18,858   49,208   52,732   39,739   52,918
        Interest on deposits                                     46,153  164,252  140,361  105,151   61,920   54,028
        Portion of rents representative of the interest factor    1,421    4,733    2,967    2,300    2,267    1,600
                                                               -------- -------- -------- -------- -------- --------
     Fixed charges, including interest on deposits,
        for computation purposes                                 56,177  187,843  192,536  160,183  103,926  108,546

     Preferred stock dividend requirements                            -    1,636    7,397    7,397    7,397    7,397
                                                               -------- -------- -------- -------- -------- --------

     Fixed charges and preferred stock dividend requirements,
        including interest on deposits, for
        computation purposes                                     56,177  189,479  199,932  167,580  111,322  115,943
                                                               ======== ======== ======== ======== ======== ========

     Ratio of earnings to fixed charges and preferred stock
        dividend requirements, including interest on deposits      2.65     2.63     2.25     2.24     2.51     2.11

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        INCOME BEFORE INCOME TAXES                               92,815  311,300  257,251  214,863  175,203  136,643
        Fixed charges                                            10,024   23,591   52,175   55,032   42,006   54,518
                                                               -------- -------- -------- -------- -------- --------

     Earnings, for computation purposes                         102,839  334,891  309,426  269,895  217,209  191,161
                                                               ======== ======== ======== ======== ======== ========

     FIXED CHARGES AND PREFERRED STOCK
        DIVIDEND REQUIREMENTS
        Interest on borrowings                                    8,603   18,858   49,208   52,732   39,739   52,918
        Portion of rents representative of the interest factor    1,421    4,733    2,967    2,300    2,267    1,600
                                                               -------- -------- -------- -------- -------- --------

     Fixed charges, excluding interest on deposits,
        for computation purposes                                 10,024   23,591   52,175   55,032   42,006   54,518

     Preferred stock dividend requirements                            -    1,636    7,397    7,397    7,397    7,397
                                                               -------- -------- -------- -------- -------- --------

     Fixed charges and preferred stock dividend requirements,
        excluding interest on deposits, for
        computation purposes                                     10,024   25,227   59,571   62,429   49,402   61,915
                                                               ======== ======== ======== ======== ======== ========

     Ratio of earnings to fixed charges and preferred stock
        dividend requirements, excluding interest on deposits     10.26    13.28     5.19     4.32     4.40     3.09
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